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        Amended and Restated as of April 21, 1993

                                     BY-LAWS

                                       OF

                              THE BURNHAM FUND INC.

BY-LAW ONE:    OFFICES

        Article 1.1. Offices. The Company shall maintain a principal office in the State of Maryland as required by law. The Company may also have an office or offices at such other place or places, within or without the State of Maryland, as the Board of Directors may from time to time designate.

BY-LAW TWO:    STOCKHOLDERS

        Article 2.1. Place of Meetings. All meetings of the stockholders shall be held at such place within the United States, whether within or outside the State of Maryland, as the Directors shall determine, which shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

        Article 2.2. Annual Meeting. Annual meetings of the stockholders of the Company need not be held unless the election of directors is required to be acted upon under the Investment Company Act of 1940. If an annual meeting of the stockholders of the Company is held, it shall be held between June 15 and July 15 on a date to be fixed by the Board of Directors or, if required to be held for the purpose of electing directors, no later than 120 days after the occurrence of the event requiring the meeting. At the annual meeting, the stockholders shall elect a Board of Directors by a plurality vote and transact such other business as may properly come before the meeting. Any business of the Company may be transacted at the annual meeting without being specially designated in the notice thereof except as otherwise provided by law, by the Article of Incorporation or by these By-Laws.

        Article 2.3. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by resolution of the Board of Directors or by the President. Business transacted at special meetings shall be confined to the objects stated in such call.

        Article 2.4. Notice. Written notice of every meeting of stockholders, stating the time when and the place where it is to be held, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be served, either personally or by mail, not less than ten nor more than ninety days before the meeting, upon each stockholder as of the record date fixed for the meeting and who is entitled to vote at such meeting. If mailed (1) such notice shall be directed to a stockholder at his address as it shall appear on the books of the Company (unless he shall have filed with the Transfer Agent of the Company a written request that notices intended for him be mailed to some other address in which case it shall be mailed



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to the address designated in such request and (2) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first class postage thereon prepaid. Irregularities in the notice or in the giving thereof, as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

        Article 2.5. Quorum.The presence in person or by proxy of stockholders entitled to cast one third of all the votes entitled to be cast at the meeting (without regard to class) shall constitute a quorum at any meeting of the stockholders, unless a greater quorum is required under any applicable law, including the Investment Company Act of 1940. With respect to any matter which under the Charter of the Corporation or any statutes or regulatory requirements applicable to the Corporation requires approval by a particular class of stock, the presence in person or by proxy of the stockholders entitled to cast one third of the votes of such class entitled to vote on the matter shall constitute a quorum, unless a greater quorum is required under any applicable law, including the Investment Company Act of 1940. If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than the announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

        Article 2.6. Vote of the Meeting. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast, or, with respect to any matter requiring a class vote, the affirmative vote of a majority of the votes cast of each class entitled to vote as a class on the matter, shall decide any question brought before such meeting, unless the question is one upon which by express provisions of law, the Articles of Incorporation, or these By-Laws, a different vote is required, in which case such express provisions shall govern and control the decision of such question. At any meeting of stockholders held for the election of directors, a plurality of all the votes cast shall be sufficient to elect a director.

        Article 2.7. Proxies. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns, unless otherwise provided therein. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.



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        Article 2.8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders but not to vote thereat have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of stockholders meetings.

BY-LAW THREE:  DIRECTORS

Article 3.1. Size of Board of Directors. The number of directors of the Corporation shall be not less than three; provided, however, that such number may be increased and thereafter decreased from time to time by vote of a majority of the entire Board of Directors to a number not exceeding twenty (20). A majority of the entire Board of Directors may alter the number of directors within the aforementioned limits, but such action shall not affect the tenure of office of any director. Each director shall be elected to hold office until his successor is duly elected and qualified. Directors need not be stockholders. If the number of directors is increased, the additional directors may be elected by a majority of the entire Board of Directors at the time of the increase or, where required under the Investment Company Act of 1940, by a majority of the directors specified thereunder for such purpose. Directors elected shall serve until their successors are duly elected and qualified.

        Article 3.2. Vacancies. If the office of any director or directors becomes vacant for any reason (other than increase in the number of places on the Board as provided in Article 3.1 herein), such vacancy may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum, or, where required under the Investment Company Act of 1940, by a majority of the directors specified thereunder for such purpose. The director or directors so elected shall hold office until a successor or successors are elected and qualify.

        Article 3.3. Powers of the Board of Directors. The business of this Company shall be managed under the direction of its Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not required by law, by the Articles of Incorporation or by these By-Laws to be exercised or done by the stockholders.

        Article 3.4. Place of Meetings. The directors may hold their meetings at the principal office of the Company, or at such other places, either within or without the State of Maryland, as they may from time to time determine.

        Article 3 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such date and time as shall from time to time be determined by resolution of the Board of Directors.

        Article 3.6. Special Meetings. Notice of the place and time of every special meeting of the Board of Directors shall be given to each director personally, sent to him by facsimile, telegraph or mail, or left at his residence or usual place of business. Personal notice shall include notice given orally or by telephone. If mailed, such notice shall be deemed to be given when deposited in the United States mail




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addressed to the director at his post office address as it appears on the records of the Company, with postage thereof prepaid. Special meetings may be called by the chief executive officer of the Company and shall be called by the Secretary on the written request of two directors.


        Article 3.7. Quorum. At all meetings of the Board of Directors the presence of one-third of the entire number of directors then in office (but not less than two directors, or one director if there is only one director then in office) shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act if a majority present at a meeting, at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Article 3.8. Informal Action by Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee of the Board of Directors may, except as otherwise required by law, be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors, or of such Committee, as the case may be, and filed with the minutes of the proceedings of the Board of Directors or of such Committee. Subject to the Investment Company Act of 1940, as amended, members of the Board of Directors or a Committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment, providing all persons participating in the meeting can hear each other at the same time.

        Article 3.9. Executive Committee. There may be an Executive Committee of two or more directors appointed by the Board of Directors who may meet at stated times or on notice to all by any of their own number. They shall consult with and advise the officers of the Company in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. The members of the Executive Committee present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of an absent member. Vacancies shall be filled by the Board of Directors at any regular or special meeting. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

        Article 3.10. Other Committees. The Board of Directors may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board of Directors may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The members of any such committee present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of an absent member. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, the powers of any such committee, to fill vacancies, and to discharge any such committee. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

        Article 3.11. Compensation of Directors. The directors may be paid, by resolution of the



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Board of Directors, their expenses, if any, of attendance at each meeting of the Board of Directors. A director may be paid, by resolution of the Board of Directors, a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, or both such fixed sum and stated salary, in such amounts as determined by the Board of Directors. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees may be paid, by resolution of the Board of Directors, like compensation for attending committee meetings.


        Article 3.12. Removal of Directors. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast for the election of directors, remove any director or directors from office.

BY-LAW FOUR:   OFFICERS

        Article 4.1. Officers. The officers of the Company shall consist of a President, one or more Vice-Presidents (any of whom may be designated an Executive, Senior or First Vice-President), a Secretary and a Treasurer. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

        Article 4.2. Appointment of Officers. The directors, annually, shall appoint the officers of the Company, who need not be members of the Board of Directors.

        Article 4.3. Salaries of Officers. The salaries of all officers of the Company shall be fixed by the Board of Directors.

        Article 4.4. Additional Officers. The officers of the Company shall be fixed by the Board of Directors. The Board of Directors, at any regular or special meeting, may appoint such other officers and agents as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        Article 4.5. Term, Removal, Vacancies. The officers of the Company shall hold office for one year and until their successors are duly chosen and qualified, provided, however, that such term of office shall not create any contract rights in the officer. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the officer of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

        Article 4.6. President. The President (who may also be President of the Company's investment manager) shall preside at meetings of the stockholders and of the Board of Directors unless the directors elect a Chairman of the Board, in which event the President shall only preside in the absence of the Chairman. Except as otherwise determined by the Board of Directors, the President shall be the chief executive officer of the Company and, in that capacity, shall be in charge of the management of the business of the Company and see that all orders and resolutions of the Board of Directors are carried into effect. The




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President shall also perform such other duties as the Board of Directors shall prescribe.

        Article 4.7. Vice-Presidents. The Vice-President, in the absence or disability of the President, shall (in order of seniority specified by the Board of Directors or, failing such specification, in order of seniority in service) perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe .

        Article 4.8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company.

        If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

        Article 4.9. Secretary. The Secretary shall attend meetings of the stockholders and of the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee of the Board when required. He shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Company and affix it to any instrument when authorized by the Board of Directors.

        Article 4.10. Assistant Officers. Notwithstanding anything express or implied to the contrary in the foregoing provisions of By-Law Four, the President, at any time, may appoint any Assistant Vice-Presidents and, if not previously appointed by the Board of Directors, one or more Assistant Secretaries and Assistant Treasurers, as he shall deem necessary. Such officers shall hold office for such time as determined by the President and may be removed at any time by the President or the Board of Directors.

        Article 4.11. Duties of Assistant Officers. The duties of Assistant Officers, whether appointed by the President or by the Board of Directors, shall be as follows:

        (1) The Assistant Vice-President (s) shall have such duties as the President or Board of Directors shall prescribe.

        (2) The Assistant Treasurer(s) shall assist the Treasurer and act in the Treasurer's behalf at the direction of the Treasurer or whenever the Treasurer shall be unavailable to act and have such other duties as the President or Board of Directors shall prescribe.

        (3) The Assistant Secretary(s) shall assist the Secretary and act in the Secretary's behalf at the Secretary's direction or whenever the Secretary shall be unavailable to act, and shall have such other duties



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as the President or Board of Directors shall prescribe.


BY-LAW FIVE:   GENERAL PROVISIONS

        Article 5.1. Waiver of Notice. Whenever the stockholders or the Board of Directors are authorized to take any action after notice by law, the Articles of Incorporation or these By-Laws, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a stockholder, by his attorney duly authorized thereunto.

        Article 5.2. Checks.All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        Article 5.3. Fiscal Year. The fiscal year of the Company shall be determined by resolution of the Board of Directors.

        Article 5.4. Seal. The seal of the Company shall be circular in form and contain the name of the Company, the year of its organization and the words "Corporate Seal, Maryland". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

BY-LAW SIX:    CERTIFICATES OF STOCK

        Article 6.1. Certificates of Stock or Book Shares. The certificates of stock of the Company shall be numbered and entered in the books of the Company as they are issued. They shall exhibit the holder's name and the number of whole shares and shall be signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer Agent or by a Registrar, the signatures of any such officer may be facsimile, engraved or printed. In case any of the officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.

        Notwithstanding the foregoing, the issue of whole and/or fractional shares of the Company's stock may be in all respects validly effected and evidenced for all purposes without certificates by means of book entries recorded and maintained by the Company's Transfer Agent in the Company's stock register.

        Article 6.2. Lost Certificates. The Board of Directors, President, Treasurer or Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, President, Treasurer or Secretary may, as a condition



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precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed, and may impose such further reasonable conditions as the Board of Directors shall determine.


        Article 6.3. Transfer of Stock. Upon surrender to the Company or the Transfer Agent of the Company of a certificate of stock or stock power or letter of instructions duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate or to record as book shares upon the Company's stock register to the person entitled thereto, and cancel the old certificate; every such transfer of stock shall be entered in the stock book of the Company.

        Article 6.4. Registered Holder. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

        Article 6.5. Record Date. The Board of Directors may fix a time not less than ten or more than ninety days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no other shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may also fix a time not exceeding ninety days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidence of rights, or evidence of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, rights or interests.

        Article 6.6. Stock Ledger. The Company shall maintain at the office of its Transfer Agent outside the State of Maryland an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

BY-LAW SEVEN:  AMENDMENTS

        Article 7.1. By Directors. The Board of Directors shall have the power at any meeting thereof to make, adopt, alter or repeal any By-Law without the approval of the stockholders.



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